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
       COMMON STOCK                                                       COMMON STOCK


INCORPORATED UNDER THE LAWS                                              PAR VALUE $0.01
 OF THE STATE OF DELAWARE

        NUMBER                                                                SHARES

LS


THIS CERTIFICATE IS TRANSFERABLE                               SEE REVERSE FOR PROVISIONS REGARDING
  IN THE CITY OF SAN FRANCISCO                        RESTRICTIONS ON TRANSFER OF SHARES NOTICE FOR
       OR IN LOS ANGELES                                CERTAIN ACQUISITIONS OF SHARES. ACQUISITION
         OR IN NEW YORK                                 RESTRICTIONS AND MANDATORY OFFER BY CERTAIN
                                                    STOCKHOLDERS TO WHICH THE SHARES REPRESENTED BY
                                                                      THIS CERTIFICATE ARE SUBJECT.

                                                                                  CUSIP 026494 10 4

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                        AMERICAN HEALTH PROPERTIES, INC.

This Certifies that


is the owner of


           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

     American Health Properties, Inc. transferable only on the books of the Corporation, in person or by Attorney duly authorized in writing upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Corporation's Certificate of Incorporation and any amendments thereof, to all the provisions of which the holder hereof assents by acceptance of this Certificate. Reference is hereby made to Article VI of the Certificate of Incorporation printed in full on the back of this Certificate.

     This Certificate is issued by the Board of Directors of American Health Properties, Inc. acting not individually but as such Board of Directors and is not valid until countersigned and registered by the transfer agent and registrar.

     Witness, the seal and the signatures of the duly authorized officers of the Corporation in facsimile.

     Dated:

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
Countersigned and Registered:                          AMERICAN HEALTH PROPERTIES, INC.                   /S/ SIGNATURE
   CHEMICAL TRUST COMPANY OF CALIFORNIA                        CORPORATE SEAL                  President and Chief Executive Officer
                  Transfer Agent and Registrar,                     1986
                                                                  DELAWARE
By                                                                                                        /S/ SIGNATURE
                                                                                                             Secretary

                         Authorized Signature                      [SEAL]

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
THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN AMERICAN HEALTH PROPERTIES, INC. AND MANUFACTURERS HANOVER TRUST COMPANY OF CALIFORNIA, DATED AS OF
APRIL 10, 1990 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF AMERICAN HEALTH PROPERTIES, INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS MAY BE REDEEMED, MAY EXPIRE, MAY BE AMENDED OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND NO LONGER BE EVIDENCED BY THIS CERTIFICATE. AMERICAN HEALTH PROPERTIES, INC. WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT)
MAY BECOME NULL AND VOID.

                                   ARTICLE VI

                 RESTRICTION ON TRANSFER OF SHARES, ACQUISITION

                 RESTRICTION AND OFFER BY CERTAIN STOCKHOLDERS

        SECTION 1. Whenever it is deemed by the Board of Directors to be prudent in protecting the status of the Corporation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), the Board of Directors may require to be filed with the Corporation as a condition to permitting any proposed transfer, and/or the registration of any transfer, of shares of capital stock of the Corporation, a statement or affidavit from any proposed transferee setting forth the number of shares already owned after application of the attribution rules (the "Attribution Rules") of Section 544 of the Code by the transferee and any related person(s) specified in the form prescribed by the Board of Directors for that purpose. All contracts for the sale or other transfer of shares of the Corporation shall be subject to this provision.

        SECTION 2. As a condition to the transfer and/or registration of transfer of any shares of capital stock of the Corporation which would result in any stockholder owning, directly or indirectly, shares in excess of 9% of the outstanding shares of capital stock of the Corporation, the proposed transferee shall file with the Corporation an affidavit setting forth the number of shares of capital stock of the Corporation owned directly and indirectly (for purposes of this Section 2, shares of capital stock not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such shares for purposes of Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), and/or would be considered to own such shares by reason of the Attribution Rules), by the person filing the affidavit. The affidavit to be filed with the Corporation shall set forth all information required to be reported in returns filed by stockholders under Regulation 1.857-9 issued by the Internal Revenue Service, or similar provisions of any successor regulation, and in reports to be filed under Section 13(d) of the Exchange Act. The affidavit, or an amendment thereto, must be filed with the Corporation within 10 days after demand therefor and in any event at least 15 days prior to any transfer, registration of transfer or transaction which, if consummated, would cause the filing person to hold shares in excess of 9% of the outstanding shares of capital stock of the Corporation. No transfer nor any registration of any purported transfer in violation of the notice provisions of this Section 2 of Article VI shall be valid or be given effect. Notwithstanding the foregoing, compliance with the requirements of this Section 2 shall not validate any purported transfers which would result in any stockholder owning, directly or indirectly, shares in excess of the "Limit" as defined in Section 4 of this
Article VI.

        SECTION 3. Any acquisition of shares of capital stock of the Corporation that would result in any stockholder owning, directly or indirectly, shares in excess of the "Limit" as defined in Section 4 of this
Article VI shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of such "Excess Shares," as defined in Section 4 of this Article VI, shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void, voidable or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed to have acted as agent on behalf of the Corporation in acquiring such shares and to hold such shares on behalf of the Corporation.

        SECTION 4. Notwithstanding any other provision hereof to the contrary, and subject to the provisions of Section 5 of this Article VI, no person, or persons acting as a group, shall at any time directly or indirectly acquire ownership in the aggregate of more than 9.8% of the outstanding shares of capital stock of the Corporation (the "Limit"). Shares which would, but for this Section 4, be owned by a person or a group of persons in excess of the Limit at any time shall be deemed "Excess Shares." For the purposes of determining and dealing with Excess Shares, the term "ownership" shall be defined to include shares of capital stock constructively owned by a person under the Attribution Rules and shall also include shares beneficially owned by a person for purposes of Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission under the Exchange Act and the term "group" shall have the same meaning as that term has for purposes of Section 13(d)(3) of such Exchange Act. All shares of the Corporation which any person has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into shares, if any, shall be considered outstanding for purposes of the Limit if such inclusion will cause such person to own more than the Limit. Unless otherwise required by applicable law, the Corporation shall not register the transfer of shares to the extent that, as a result of the transfer, any person would hold Excess Shares.

        SECTION 5. The Limit set forth in Sections 3 and 4 of this Article VI and the filing requirements of Section 2 of this Article VI shall not apply to the acquisition of shares of the Corporation by the Corporation, by an underwriter in connection with a public offering of shares of the Corporation, or in any transaction involving the issuance of shares by the Corporation, in which the Board of Directors determines that the underwriter or other person or party initially acquiring such shares will timely distribute such shares to or among others such that, following such distribution, none of such shares will be Excess Shares. The Board of Directors in its discretion may exempt from the Limit under Sections 3 and 4 of this Article VI and from the filing requirements of Section 2 of this Article VI ownership or transfers of certain designated shares while owned by or transferred to any subsidiary of this Corporation or to any other person in connection with a reorganization, recapitalization, merger, liquidation or similar transaction approved by the Board of Directors, provided that such person has given the Board of Directors evidence and assurances acceptable to the Board of Directors that the qualification of the Corporation as a "real estate investment trust" under the Code would not be jeopardized thereby.

        SECTION 6. Notwithstanding Sections 3 and 4 of this Article VI, if at any time more than 9.8% of the shares of capital stock of the Corporation has become concentrated in the hands of a "beneficial owner" (as such term is defined in Rule 13d-3, or any successor rule thereto, under the Exchange Act),
(i) such beneficial owner and each of his "affiliates" (as such term is defined on December 1, 1986 in Rule 12b-2 under the Exchange Act) owning any shares of capital stock of the Corporation shall be deemed to have offered to sell to the Corporation or its designee on a date fixed by the Corporation as specified in the Corporation's notice of its or its designee's acceptance of such offer to sell, such a number of shares of capital stock sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of shares of capital stock of the Corporation of such beneficial owner to no more than the Limit. The price at which the Corporation or its designee may purchase the outstanding shares of capital stock of the Corporation pursuant to the preceding sentence of this paragraph (the "Purchase Price") shall be equal to the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which notice of the Corporation's acceptance of the beneficial owner's and/or his affiliates' offer of sale is sent, or, if no such closing sales prices or quotations are available, then the Purchase Price shall be equal to the net asset value of such stock (determined on the basis of the fair market value of the assets of the Corporation) as determined in good faith by the Board of Directors. The Purchase Price of any shares acquired by the Corporation or its designee shall be paid, at the option of the Corporation, in cash or in the form of an unsecured, subordinated promissory note of the Corporation or its designee bearing interest and having a term to maturity (to be not less than five nor more than twenty years) as shall be determined by the Board of Directors. Payment of the Purchase Price shall be made at such time and in such manner as may be determined by the Board of Directors and specified in the notice of acceptance sent to the beneficial owner and/or his affiliates. From and after the tender by the Corporation of the Purchase Price therefor on the date fixed for purchase by the Board of Directors, the holder of any shares to be so purchased shall cease to be entitled to any rights as a holder of such shares, excepting only the right to payment of the Purchase Price fixed as aforesaid.

        SECTION 7. Nothing contained in this Article VI or in any other provision hereof shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a "real estate investment trust" under the Code.

        SECTION 8. For purposes of this Article VI only, the term "person" shall include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, consortia, companies, trusts, banks, trust companies, land trusts, common law trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof; provided, however, that such term shall not include this Corporation or any of its subsidiaries.

        SECTION 9. If any provision of this Article VI or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                ---------------

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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
     TEN COM -- as tenants in common                     UNIF GIFT MIN ACT--                            Custodian
     TEN ENT -- as tenants by the entireties                                ----------------------------         -------------------
     JT TEN  -- as joint tenants with right                                            (Cust)                           (Minor)
                of survivorship and not as                                  under Uniform Gifts to Minors
                tenants in common

                                                                            Act
                                                                                -------------------
                                                                                      (State)

                              Additional abbreviations may also be used though not in the above list.

For value received,                                                                            hereby sell, assign and transfer unto
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   PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
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/                                          /
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                         (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

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                                                                                                                              Shares
-----------------------------------------------------------------------------------------------------------------------------
of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                            Attorney
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to transfer the said Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:
      -----------------------------------------------------


                                                           (Sign here)
                                                                      --------------------------------------------------------------

                                                           NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.
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